Exhibit 99.1
Corporate Overview Sidoti & Company Emerging Growth Institutional Investor Forum March 23-24, 2010

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management's current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect LaBarge, Inc.'s operating results. These risks and factors are set forth in documents LaBarge, Inc. files with the Securities and Exchange Commission, specifically in the Company's most recent Annual Report on Form 10-K, and other reports it files from time to time. These forward-looking statements speak only as of the date such statements were made, or as of the date of the report or document in which they are contained, and the Company undertakes no obligation to update such information. Forward-Looking Statements This presentation is dated March 23, 2010.

20%+ five-year CAGR for bookings, sales and earnings for fiscal years 2003 through 2008 Prolonged recession interrupted year-over-year growth performance in fiscal 2009 Returning to growth path in current fiscal year Business trending up from recent quarters New orders are strengthening Managing the business prudently and effectively in challenging economic environment Outstanding operational performance Continue to outperform our industry Recent Highlights

Recent Highlights (cont.) Business generates strong cash flow $29.6 million in FY09, up 64% from previous year Invested $10.8 million in new manufacturing technologies and capabilities in FY09 Debt reduction Pensar Electronic Solutions acquisition $45 million financed with senior debt Further diversifies LaBarge's mix of business within commercial and industrial market sectors Excellent platform for long-term growth Strong pipeline of new opportunities

Electronics Manufacturing Services EMS market is estimated at $294 billion Industry defined by largest EMS companies High volume, highly automated production Lower complexity electronic products LaBarge's focused niche is a differentiator Niche is defined by manufacturing electronics with: High complexity High rate of change Low production volumes Trend toward outsourcing within this niche is in its early stages Full-year gross margins have ranged between 18.6% and 22.6% in the last five years

Competitive Advantage - Full-Service Provider Broad-based specialized capabilities Manufacturing capabilities are backed by value-added services, including engineering and design support, prototyping, program management and testing Printed circuit card assemblies Systems integration Interconnect systems Higher-level assemblies

Established Customer Relationships 7 of top 12 customer relationships span more than 10 years Defense Defense Natural Resources Industrial Defense Natural Resources Medical Defense Defense Defense and Aerospace Medical

Diverse Markets Defense, 50% Net Sales - $269.1 million (for 12 months ended Dec. 27, 2009) Commercial Aerospace, 2% Other, 5% Defense, 46% Industrial, 18% Natural Resources, 18% Medical, 11%

High-Reliability in Demanding Environments Missile systems Radar systems Aircraft applications Shipboard systems Defense Glass container manufacturing systems Welding products Industrial Medical Surgical systems Patient monitoring and therapy devices Respiratory care devices Biodecontamination Wind power generation Oilfield services equipment Mine automation Agricultural applications Natural Resources

U.S. Manufacturing Manufacturing facilities in six states 1,535 employees Headquartered in St. Louis, Mo.

Operational Initiatives Produce Improved Efficiencies Operational excellence Driving continuous improvement Lean manufacturing and Six Sigma Supply chain initiative Increased purchasing power Reduced costs Improved bidding performance Improved tools Production planning processes New Model Introduction processes

Internal growth - continuously develop existing operations Maintain strong pipeline of new business opportunities Expand and develop core competencies Continuous improvement Acquisitions - identify candidates that: Are compatible with our core electronics manufacturing business Bring new or expanded customer relationships and capabilities Are accretive to our EPS Growth Strategy

Strong Cash Flow ($ in millions)

Debt-to-Equity/Interest Coverage Debt-to Equity EBITDA Coverage of Interest Expense

Bookings Bookings - Last Five Years Bookings - Last Five Quarters ($ in millions) ($ in millions)

Backlog (in millions) * Includes a reduction of $39.6 million related to the Eclipse Aviation bankruptcy.

Net Sales (in millions)

Net Earnings Per Share * Includes a one-time after-tax net charge of $0.23 per diluted share related to the Eclipse bankruptcy.

Gross Margin * Excluding the impact of the Eclipse-related charge, fiscal 2009 gross margin was 20.1%.

Quarterly Performance FY09 Q2 FY09 Q3 FY09 Q4 FY10 Q1 FY10 Q2 Net sales $68,207 $72,216 $64,753 $63,155 $69,000 Gross margin 15.0%* 20.3% 17.9% 19.4% 19.9% Diluted net EPS $0.02* $0.24 $0.16 $0.19 $0.18 EBITDA coverage of interest expense 13.72x 17.54x 13.72x 12.46x 16.92x Backlog $200,682+ $185,602 $168,008 $171,712 $180,528 * Excluding the impact of a charge related to the Eclipse Aviation bankruptcy, fiscal 2009 second-quarter gross margin was 21.2% and diluted net EPS were $0.24. See www.labarge.com for a reconciliation of these results. + Backlog at the end of the fiscal 2009 second quarter reflects a reduction of $39,566 due the removal of Eclipse orders and the addition of $28,013 in orders from the acquisition of Pensar Electronic Solutions. ($ in thousands, except per-share amounts)

Outlook Expect return to growth this fiscal year Strengthening orders across several market sectors Strong cash flow should continue; will be used for debt reduction Broad range of opportunities through diverse market approach and blue-chip customer base Expect new outsourcing opportunities from defense sector Upturn in oil-and-gas sector seems likely Excellent financial health and growth prospects

Contact Information Colleen Clements Director, Corporate Communications and Investor Relations LaBarge, Inc. 314-812-9409 colleen.clements@labarge.com